Exhibit 1.1

RDA MICROELECTRONICS, INC.

[•] American Depository Shares

representing [•] Ordinary Shares, par value US$0.01 per ordinary share

FORM OF UNDERWRITING AGREEMENT

                     , 2013

                     , 2013

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

United States

Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London E14 4QA

United Kingdom

Barclays Capital Inc.

745 Seventh Avenue

New York, NY, 10019

United States

As Representatives of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

RDA Microelectronics, Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) [•] American Depository Shares representing [•] Ordinary Shares (as defined below), and certain shareholders of the Company (the “Selling Shareholders”) named in Schedule II propose severally to sell to the several Underwriters [•] American Depository Shares representing [•] Ordinary Shares (the aggregate of [•] Ordinary Shares to be sold by the Company and the Selling Shareholders is hereinafter referred to as the “Firm Shares”), each Selling Shareholder selling the amount of Firm Shares set forth opposite such Selling Shareholder’s name in Schedule II hereto.

The Selling Shareholders also propose to sell to the several Underwriters not more than an additional [•] ADSs representing [•] Ordinary Shares (the “Additional Shares”), if and to the extent that Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. International plc, as representatives of the Underwriters (the “Representatives”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Section 3 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares”. The ordinary shares, par value US$0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Ordinary Shares.” The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers.”

The Underwriters will take delivery of the Shares in the form of American Depositary Shares (the “American Depositary Shares”). The American Depositary Shares are to be issued pursuant to a Deposit Agreement dated as of November 9, 2010 (the “Deposit Agreement”) among the Company, Citibank, N.A., as Depositary (the “Depositary”), and the holders from time to time of the American Depositary Shares issued under the Deposit Agreement.  Each American Depositary Share will initially represent the right to receive six (6) Ordinary Shares deposited pursuant to the Deposit Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, on Form F-3 (File No. 333-187303) relating to the Shares.  The registration statement relating to the Shares as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” The registration statement relating to the American Depositary Shares, as amended at the time it became effective, is hereinafter referred to as the “ADS Registration Statement.”  If the Company has filed abbreviated registration statements to register additional Ordinary Shares and additional American Depositary Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” and the ADS Registration Statement shall be deemed to include the corresponding Rule 462 Registration Statement.

For purposes of this Agreement, “preliminary prospectus” means each prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. “Applicable Time” means [•][a.m./p.m.] (New York time) on the date of this Agreement or such other time as may be agreed upon by the Company and the Representatives.

1.                                                Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)                                 The Registration Statement and the ADS Registration Statement have each become effective; no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b)                                 (i) Each of the Registration Statement and the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the ADS Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) at the Applicable Time, the Time of Sale Prospectus does not, and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus as of its date and at the Closing Date (as defined in Section 5), does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(c)                                  The documents incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, when they were filed or furnished with the Commission conformed in all material respects to the requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, when such documents become effective or are filed or furnished with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)                                 The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any free writing prospectus.

(e)                                  The Company has been duly incorporated, is validly existing as an exempted limited liability company in good standing under the laws of the Cayman Islands, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, the earnings, business or operations, or on the business prospects of the Company and its Subsidiaries, taken as a whole (“Material Adverse Effect”). The Memorandum and Articles of Association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect.

(f)                                   The Company’s subsidiaries have been identified in Schedule IV (the “Subsidiaries”), and the Company has no other direct or indirect subsidiaries or any other company over which it has direct or indirect effective control.  Each

Subsidiary has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect, and its business licenses are in full force and effect; all of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are owned directly or indirectly by the Company, are fully paid and non-assessable and are free and clear of all liens, encumbrances, equities or claims (each a “Lien”).  None of the outstanding shares of capital stock or equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any securityholder of such Subsidiary.  The Memorandum and Articles of Association or other constitutive or organizational documents of each Subsidiary comply with the requirements of applicable law in their respective jurisdictions of incorporation and are in full force and effect.

(g)                                  This Agreement has been duly authorized, executed and delivered by the Company.

(h)                                 The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(i)                                     The Ordinary Shares outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(j)                                    The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of  this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(k)                                 The Deposit Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(l)                                     The American Depositary Shares, when issued by the Depositary against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized and validly issued and the persons in whose names such American Depositary Shares are registered will be entitled to the rights of registered holders of American Depositary Shares specified therein and in the Deposit Agreement.

(m)                             The terms of the  Deposit Agreement and the American Depositary Shares conform as to legal matters to the description thereof contained in the Time of Sale Prospectus and the Prospectus.

(n)                                 The Shares and the American Depositary Shares, when issued, are freely transferable by the Company to or for the account of the several Underwriters and the initial purchasers thereof; and, except as disclosed in the Time of Sale Prospectus, there are no restrictions on subsequent transfers of the Shares or the American Depositary Shares under the laws of the Cayman Islands, the People’s Republic of China (“PRC”) or the United States.

(o)                                 The American Depositary Shares are duly listed on the NASDAQ Global Market.

(p)                                 Neither the Company nor any of its Subsidiaries is (i) in violation of its respective Memorandum and Articles of Association or its other constitutive documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its properties or assets is subject, except for such defaults that would not individually or in the aggregate have a Material Adverse Effect; and (iii) none of the businesses, activities, agreements or commitments of the Company or its Subsidiaries is unauthorized or exceeds the business scope of its respective business licenses, except to the extent that the failure to be so authorized or to operate within the business scope of its respective business license has been corrected, remedied, rectified or waived or where such failure would not have a Material Adverse Effect.

(q)                                 The execution and delivery by the Company of this Agreement, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not (i) contravene any provision of applicable law or the Memorandum and Articles of Association, the certificate of incorporation, bylaws or other constitutive documents of the Company or its Subsidiaries, or (ii) conflict with, or result in a breach or violation of, any of terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or (iii) contravene, conflict with, or result in a breach or violation of, or constitute a default under, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(r)                                    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(s)                                   There are no legal or governmental proceedings pending or threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(t)                                    Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(u)                                 The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(v)                                 The Company and its Subsidiaries (i) are in compliance with any and all applicable local, domestic and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(w)                               There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(x)                                 Except as disclosed in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(y)                                 Except as disclosed in the Time of Sale Prospectus, there are (i) no outstanding securities issued by the Company convertible into or exchangeable for, rights, warrants or options to acquire from the Company, or obligations of the Company to issue, Ordinary Shares or any of the capital stock of the Company, and (ii) no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or direct interest in any of the Company’s Subsidiaries.

(z)                                  Neither the Company nor any of its Subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its Subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its Subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(aa)                          The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including to the extent applicable to the Company those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(bb)                          (i)  Neither the Company nor any of its subsidiaries (collectively, the “Entity”) or, to the knowledge of the Entity, any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)                the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

(B)                located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii)                             The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)                to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)                in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)                          The Entity represents and covenants that for the past 5 years, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(cc)                            Each of the Company, its subsidiaries and any of their respective directors, officers, employees, or, to the knowledge of the Company, agents or affiliates has not violated, its participation in the offering will not violate, and the

Company has instituted and maintains policies and procedures designed to ensure continued compliance with the anti-bribery laws, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, and the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope that is applicable to the Company, its subsidiaries and any of their respective directors, officers, employees, agents or affiliates.

(dd)                          Each of the Company and its Subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described in the Time of Sale Prospectus.

(ee)                            The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and except as disclosed in the Time of Sale Prospectus, neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.  To the best of the Company’s knowledge, the products, processes, and inventions of the Company and its Subsidiaries that are material to the business of the Company and its Subsidiaries or are otherwise referenced in the Time of Sale Prospectus and the Prospectus do not violate or conflict with any intellectual property or proprietary right of any third person, including any patent or trade secret right held by or assignable to any third person.

(ff)                              No material labor dispute with the employees of the Company or any of its Subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

(gg)                            The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(hh)                          The Company and its Subsidiaries possess all necessary licenses, consents, certificates, authorizations, sanctions, permissions, declarations, approvals, orders, registrations, clearances, permits, reports to and filings, with any court (whether at the national or local level) or issued by the appropriate domestic or foreign governmental agency or body or any stock exchange authority or any other regulatory body having jurisdiction over the Company and each of its Subsidiaries and their respective assets and properties, for the Company and each of its Subsidiaries to conduct their respective businesses; the Company and each of its Subsidiaries is in compliance in all material respects with the terms and conditions of all such licenses, consents, certificates, authorizations, approvals, orders and permits; all of such licenses, consents, certificates, authorizations, approvals, orders and permits are valid and in full force and effect; none of such licenses, consents, certificates, authorizations, approvals, orders and permits contains any materially burdensome restrictions or conditions not described in the Registration Statement, Time of Sale Prospectus and Prospectus; neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, consent, certificate, authorization, approval, order or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; neither the Company nor any of its Subsidiaries has any reason to believe that any such license, consent, certificate, authorization, approval, order or permit will not be renewed in the ordinary course.

(ii)                                  No material relationships, direct or indirect, or material transactions exist between any of the Company or its Subsidiaries on the one hand and their respective affiliates, officers and directors or their shareholders, customers or suppliers on the other hand, except as disclosed in the Time of Sale Prospectus; and the statements in the Time of Sale Prospectus in this regard are true and correct in all material respects and do not omit anything necessary to make such statements, in the light of the circumstances under which they are made, not misleading.

(jj)                                Based on the Company’s current and anticipated operations and composition of its earnings and assets, including the current and expected valuation of its assets, the Company was not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the year ended December 31, 2012 and does not expect to become a PFIC for its current taxable year; and the Company has no plans or intentions to become PFIC in the future.

(kk)                          Each of the Company and its Subsidiaries has filed with all appropriate taxing authorities all income, franchise or other tax returns required to be filed through the date hereof, except for those tax returns the failure of which to file does not and would not reasonably be expected to have a Material Adverse Effect, and no tax deficiency has been determined adversely to any of the Company and its Subsidiaries which has had (nor does any of the Company and its Subsidiaries have any knowledge of any tax deficiency which, if determined adversely to any of the Company and its Subsidiaries, might individually or in the aggregate have) a Material Adverse Effect.

(ll)                                  No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the PRC, Hong Kong, the Cayman Islands or any political subdivision or taxing authority thereof in connection with (1) the execution, delivery or performance of this Agreement or the Deposit Agreement, (2) the issuance, sale or delivery of the Shares to the Underwriters whether in the form of Ordinary Shares or American Depositary Shares or (3) the deposit with the Depositary of any Shares against the issuance of the corresponding American Depositary Shares.

(mm)                  The consolidated financial statements (and the notes thereto) of the Company included or incorporated by reference in the Time of Sale Prospectus present fairly, in all material respects, the financial position of the Company on a consolidated basis as of the dates indicated, and the results of operations and the cash flows for the periods specified; and (i) such financial statements have been prepared in conformity with U.S. generally accepted accounting principles on a consistent basis throughout the period involved and (ii) PricewaterhouseCoopers Zhong Tian CPAs Limited Company (“PwC”), who have expressed an opinion on the financial statements of the Company based on their audits, are independent auditors with respect to the Company within the meaning of the Securities Act, the Exchange Act and the applicable rules and regulations of the Commission thereunder.

(nn)                          The section captioned “Operating and Financial Review and Prospects — Critical Accounting Policies” in the Company’s annual report on Form 20-F for the year ended December 31, 2012 incorporated by reference in the Time of Sale Prospectus accurately and fairly describes in all material respects (i) the accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments; (ii) the judgments and uncertainties affecting the application of critical accounting policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(oo)                          The description set forth in the section captioned “Operating and Financial Review and Prospects — Liquidity and Capital Resources” in the Company’s annual report on Form 20-F for the year ended December 31, 2012 incorporated by reference in the Time of Sale Prospectus of (i) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur and (ii) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or its Subsidiaries such as structured finance entities and special purpose entities that are reasonably likely to have a material effect on the liquidity of the Company and its Subsidiaries, taken as a whole, or the availability thereof or the requirements of the Company and its Subsidiaries for capital resources, is true and correct in all material respects. As used herein in this subsection, the phrase “reasonably likely” refers to a disclosure threshold lower than “more likely than not.”

(pp)                          The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements of each of the Company and its Subsidiaries in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(qq)                          The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, and if applicable, with good faith attempts and after prompt correction according to Rule 406T under Regulation S-T, fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(rr)                                Since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus, neither the Company nor any of its Subsidiaries has: (i) entered into or assumed any contract, (ii) incurred or agreed to incur any liability (including any contingent liability) or other obligation, (iii) acquired or disposed of or agreed to acquire or dispose of any business or any other asset or (iv) assumed or acquired or agreed to assume or acquire any liabilities (including contingent liabilities), that would, in the case of any of clauses (i) through (iv) above, be material to the Company and its Subsidiaries taken as a whole, and that are not otherwise described in the Time of Sale Prospectus.

(ss)                              Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) none of the Company or its Subsidiaries has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its Subsidiaries.

(tt)                                Under the current laws and regulations of the Cayman Islands, all dividends and other distributions declared and payable on the Ordinary Shares in cash may be freely transferred out of the Cayman Islands and may be freely converted into United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in the Cayman Islands; and all such dividends and other distributions will not be subject to withholding, value added or other taxes under the laws and regulations of the Cayman Islands.

(uu)                          Except as set forth in the Time of Sale Prospectus, (i) none of the Company’s Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends or making any other distribution on such Subsidiary’s equity interest, repaying to the Company any loan, making advances to the Company, or transferring any of its property or assets to the Company or any other Subsidiaries of the Company; (ii) all dividends and other distributions declared and payable upon the equity interests in the Company’s Subsidiaries may be converted into foreign currency that may be freely transferred out of the PRC or its jurisdiction of incorporation; and (iii) all such dividends and other distributions are not and will not be subject to withholding or other taxes under the laws and regulations of its jurisdiction of incorporation and otherwise free and clear of any other tax, withholding or deduction in its jurisdiction of incorporation, in each case without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or governmental agency or body having jurisdiction over such Subsidiary.

(vv)                          The Company has taken, or is in the process of taking, all reasonable steps to comply with, and to ensure compliance by each of its shareholders, option holders, directors, officers and employees that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the China Securities Regulatory Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each shareholder, option holder, director, officer, employee and Participant that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(ww)                      The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange (“SAFE”) of the PRC on August 8, 2006, including the relevant provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange.  The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel and the Company understands such legal advice.  Except as disclosed in the Time of Sale Prospectus, the issuance and sale of the Ordinary Shares and the American Depositary Shares, the listing and trading of the American Depositary Shares on the NASDAQ Global Market and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement are not and will not be, as of the date hereof or at Closing Date or an Option Closing Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the PRC Mergers and Acquisitions Rules.

(xx)                          The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(yy)                          None of the Company nor any of its Subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and the American Depositary Shares.

(zz)                            Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(aaa)                   The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s chief executive officer and its chief financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; and the Company is otherwise in compliance with all applicable provisions of the Sarbanes-Oxley Act that are effective.

(bbb)                   None of the Company and its Subsidiaries nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment.  The irrevocable and unconditional waiver and agreement of the Company in this Agreement and the Deposit Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement and the Deposit Agreement is valid and binding under the laws of the PRC and the Cayman Islands.

(ccc)                      Any statistical, industry-related and market-related data included in the Registration Statement, Time of Sale Prospectus or Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(ddd)                   The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and the PRC. The Company has the power to submit, and pursuant to Section 14 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 14 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement or the offering of the Shares or the American Depositary Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 14 hereof.

(eee)                      Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty by the courts of the Cayman Islands and PRC, provided that (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands or the PRC, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (D) an action between the same parties in the same matter is not pending in any Cayman Islands or PRC court at the time the lawsuit is instituted in the foreign court. The Company is not aware of any reason why the enforcement in the Cayman Islands or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands or PRC.

(fff)                         There are no contracts, agreements or understandings between the Company or its Subsidiaries and any person that would give rise to a valid claim against the Company or its Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering, or any other arrangements, agreements, understandings, payments or issuance with respect to the Company and its Subsidiaries or any of their respective officers, directors, shareholders, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by the Financial Industry Regulatory Authority (“FINRA”).

(ggg)                      There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of its Subsidiaries or any of the Company’s, or its Subsidiaries’ respective officers, directors or, to the best knowledge of the Company, 5% or greater security holders or, to the best knowledge of the Company, any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date that the Registration Statement was initially filed with the Commission, except as disclosed in the Time of Sale Prospectus.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel to the Underwriters in connection with the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.                                                Representations and Warranties of the Selling Shareholders.  Except as otherwise provided below, each Selling Shareholder listed in Schedule II, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

(a)                                 This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b)                                 The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and, if applicable, the Custody Agreement signed by such Selling Shareholder and the Company, as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Selling Shareholder’s attorney-in-fact (each, an “Attorney-in-Fact”) to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject or (ii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property or assets of such Selling Shareholder.

(c)                                  No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property or assets of such Selling Shareholder is required for the execution, delivery and performance of this Agreement, and if applicable the Custody Agreement or the Power of Attorney, by such Selling Shareholder or the consummation by such Selling Shareholder of the transactions contemplated hereby and thereby, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(d)                                 Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, and if applicable the Custody Agreement and the Power of Attorney, and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(e)                                  If applicable, the Custody Agreement and the Power of Attorney have been duly authorized by such Selling Shareholder and when executed and delivered by such Selling Shareholder, are valid and binding agreements of such Selling Shareholder, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(f)                                   Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”) to such Shares), (i) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (iii)  no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(g)                                  Such Selling Shareholder is not prompted by any information concerning the Company or its Subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement.

(h)                                 (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the

Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the representations and warranties set forth in this Section 2(h) do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, and provided further that the representations and warranties set forth in this Section 2(h) apply only to the extent that any such statements in or omissions from any Registration Statement, the Time of Sale Prospectus, the Prospectus or any broadly available road show are made in reliance on and in conformity with written information relating to such Selling Shareholder that has been furnished to the Company by or on behalf of such Selling Shareholder specifically and expressly for use therein.

(i)                                     The documents incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, when they were filed or furnished with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, when such documents become effective or are filed or furnished with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the representations and warranties set forth in this Section 2(i) apply only to the extent that any such statements in or omissions from any documents incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus are made in reliance on and in conformity with written information relating to such Selling Shareholder that has been furnished to the Company by or on behalf of such Selling Shareholder specifically and expressly for use therein.

(j)                                    Such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering of the Shares, except for such rights as have been waived or which are described in the Registration Statement, Time of Sale Prospectus and Prospectus.

(k)                                 Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any other Selling Shareholder to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company, other than those described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(l)                                     There are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(m)                             There are no affiliations or associations between any member of FINRA and such Selling Shareholder, except as set forth in a questionnaire completed by such Selling Shareholder and delivered to the Representatives prior to the date of this Agreement; none of the proceeds received by such Selling Shareholder from the sale of the Shares to be sold by such Selling Shareholder pursuant to this Agreement will be paid to a member of FINRA or any affiliate of (or person “associated with”, as such terms are used in the Rules of FINRA) such member.

(n)                                 Such Selling Shareholder represents that it has not prepared or had prepared on its behalf or used or referred to any free writing prospectus and represents that it has not distributed any written materials in connection with the offer or sale of the Shares.

(o)                                 Such Selling Shareholder has not taken, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(p)                                 Such Selling Shareholder:

(i)                                     represents that neither it nor, to the knowledge of such Selling Shareholder, any director, officer, employee, agent, affiliate or representative of such Selling Shareholder, is a Person that is, or is owned or controlled by a Person that is

(A)                               the subject of any Sanctions, or

(B)                               located, organized or resident in a country or territory that is the subject of Sanctions

(including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria);

(ii)                             represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)                               to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)                               in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and

(iii)                          represents and covenants that for the past 5 years, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

Any certificate signed by any Selling Shareholder and delivered to the Representatives or counsel for the Underwriters in connection with the Shares shall be deemed a representation and warranty by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

3.                                      Agreements to Sell and Purchase.

(a)                                 Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $[•] per

American Depositary Share (the “Purchase Price”) the number of Firm Shares set forth in Schedule II-B.

(b)                                 On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholders other than Mr. Jun Chen agree to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [•] Additional Shares at the Purchase Price.  The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice.  Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.  On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

(c)                                  (i) The Company hereby agrees that, without the prior written consent of Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. International plc, it will not, during the period ending 90 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, American Depositary Shares beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares or American Depositary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares, American Depositary Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Ordinary Shares, American Depositary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares.

The restrictions contained in the preceding paragraph shall not apply to (i) the Shares to be sold hereunder, (ii) the issuance by the Company of Ordinary Shares or the American Depositary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or (iii) the grant by the Company of options under its stock option plans or the issuance by the Company of Ordinary Shares or American Depositary Shares upon the exercise of such options or pursuant to its employee stock purchase plan.

Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The Company shall promptly notify Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. International plc of any earnings release, news or event that may give rise to an extension of the initial 90-day restricted period.

(ii)                                  Additionally, the Company agrees that, without the prior written consent of Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. International plc, it will not waive any lock-up provisions of any agreements between the Company and any of its stockholders or release any of its stockholders from lock-up agreements between the Company and such stockholders prior to the expiration of the terms of such lock-up provisions or agreements.

4.                                      Terms of Public Offering. The Sellers are advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares in the form of American Depositary Shares as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representatives is advisable.  The Sellers are further advised by the Representatives that the Shares are to be offered to the public initially at US$[•] an American Depositary Share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of US$[•] an American Depositary Share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of US$[•] an American Depositary Share, to any Underwriter or to certain other dealers.

5.                                      Payment and Delivery.

(a)                                 Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [•], 2013, or at such other time on the same or such other date, not later than [•], 2013, as shall be designated in writing by the Representatives.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

(b)                                 Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [•], 2013 as shall be designated in writing by the Representatives.

(c)                                  The ADSs to be purchased by each Underwriter hereunder, in book entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least one full business day notice to the Company prior to the Closing Date or the applicable Option Closing Date, as the case may be, shall be delivered by or on behalf of the Company to the Representatives through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal or other immediately available funds to the account(s) specified by the Company to the Representatives on the Closing Date or the applicable Option Closing Date, as the case may be, or at such other time and date as shall be designated in writing by the Representatives. The Company will cause the certificates representing the Shares to be made available for checking at least twenty-four hours prior to the Closing Date or the applicable Option Closing Date, as the case may be, with respect thereto at the office of the designated custodian of the Depository in Hong Kong.

6.                                      Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date or an Option Closing Date, as the case may be, are subject to the condition that the Registration Statement shall have become effective not later than 5:00 p.m. (New York City time) on the date hereof, to the accuracy of the representations and warranties of the Company and the Selling Shareholders herein (as though made on such Closing Date, or an Option Closing Date, as the case may be), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their obligations hereunder and to the following additional conditions precedent:

(a)                                 Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be:

(i)             There shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)          There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)                                 The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, a certificate, dated the Closing Date or an Option Closing Date, as the case may be, and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or an Option Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or an Option Closing Date, as the case may be.  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)                                  The Underwriters shall have received on the Closing Date a certificate dated the Closing Date and signed by an Officer or Attorney-in-Fact of each Selling Shareholder, to the effect that the representations and warranties of such Selling Shareholder contained in this Agreement are true and correct as of the Closing Date, and that such Selling Shareholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(d)                                 The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Orrick Herrington & Sutcliffe LLP, U.S. counsel for certain Warburg Pincus Entities named in Schedule II, dated the Closing Date or an Option Closing Date, as the case may be, to the effect set forth in Exhibit B.

(e)                                  The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Stibbe N.V., Dutch counsel for certain Warburg Pincus Entities named in Schedule II, dated the Closing Date or an Option Closing Date, as the case may be, to the effect set forth in Exhibit C.

(f)                                   The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, a corporate opinion, a tax opinion and a 10b-5 letter of Skadden Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Company, dated the Closing Date or an Option Closing Date, as the case may be, to the effect set forth in Exhibit D.

(g)                                  The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Conyers Dill & Pearman, Cayman Islands counsel for the Company, dated the Closing Date or an Option Closing Date, as the case may be, to the effect set forth in Exhibit E.

(h)                                 The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, opinions of Conyers Dill & Pearman, British Virgin Islands counsel for the Company, dated the Closing Date or an Option Closing Date, as the case may be, to the effect set forth in Exhibit F.

(i)                                     The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Jun He Law Offices,  PRC counsel for the Company, dated the Closing Date or an Option Closing Date, as the case may be, to the effect set forth in Exhibit G.

(j)                                    The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Skadden Arps, Slate, Meagher & Flom, Hong Kong counsel for the Company, dated the Closing Date or an Option Closing Date, to the effect set forth in Exhibit H.

(k)                                 The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Davis Polk & Wardwell LLP, U.S. counsel for the Underwriters, dated the Closing Date or an Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(l)                                     The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Commerce & Finance Law Offices, PRC counsel for the Underwriters, dated the Closing Date or an Option Closing Date, as the case may be, to the effect set forth in Exhibit I.

(m)                             The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, dated the Closing Date or an Option Closing Date, as the case may be, to the effect set forth in Exhibit J.

(n)                                 The Underwriters shall have received, on each of the date hereof and the Closing Date or an Option Closing Date, as the case may be, a letter dated the date hereof, the Closing Date or an Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PwC, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(o)                                 The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. International plc and the individuals and entities listed on Schedule V hereto relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

(p)                                 The American Depositary Shares representing the Shares have been approved for listing on the NASDAQ Global Market, subject only to official notice of issuance.

(q)                                 The Registration Statement shall have become effective not later than 5:00 p.m. (New York City time) on the date hereof.

(r)                                    If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462 Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(s)                                   The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

(t)                                    No stop order suspending the effectiveness of the Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(u)                                 The Deposit Agreement shall remain in full force and effect. The Company and the Depositary shall have taken all action necessary to permit the deposit of the Shares and the issuance of the ADSs corresponding to such Shares in accordance with the Deposit Agreement.

(v)                                 On the Closing Date or an Option Closing Date, as the case may be, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7.                                                Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)                                 To furnish to the Representatives, without charge, [six] signed copies of the Registration Statement and the ADS Registration Statement (including in each case exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (in each case without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Sections 7(e)or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b)                                 Before amending or supplementing the Registration Statement and the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)                                  To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(d)                                 Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)                                  If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)                                   If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense (within nine months of the date of the Prospectus and at the expense of the Underwriter thereafter), to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(g)                                  To endeavor to qualify the Shares and the corresponding American Depositary Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

(h)                                 To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)                                     The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus.

(j)                                    The Company will not directly or indirectly use the proceeds of the sale of the ADSs hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of funding activities or business with any government, individual or entity that is the subject of any OFAC-administered sanctions or other Sanctions, or in a manner that would otherwise cause any person (including, without limitation, the Underwriters and the purchasers of the American Depositary Shares) to violate any U.S. sanctions administered by OFAC or other Sanctions.

(k)                                 In order to document an exemption to backup withholding with respect to the transactions herein contemplated, the Company agrees to deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

8.                                                Covenants of the Selling Shareholders.  Each Selling Shareholder, severally and not jointly, covenants with each Underwriter as follows:

(a)                                 Such Selling Shareholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(b)                                 In order to document an exemption to backup withholding with respect to the transactions herein contemplated, each of the Selling Shareholders agrees to deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

9.                                                Covenants of the Underwriters.  Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

10.                                         Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the Sellers’ obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares and the American Depositary Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares or the related American Depositary Shares under state securities laws and all expenses in connection with the qualification of the Shares and any related American Depositary Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) the preparation, printing and distribution of one or more versions of the Time of Sale Prospectus and the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters), (v) all filing fees in connection with the review and qualification of the offering of the Shares by FINRA, (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form F-3 relating to the Ordinary Shares and all costs and expenses incident to listing the Shares on the NASDAQ Global Market, if any, (vii) the cost of printing certificates representing the American Depositary Shares, (viii) the costs and charges of any transfer agent, registrar or depositary, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the American Depositary Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (x) the document production charges and expenses associated with printing this Agreement and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

11.                                         Indemnity and Contribution.

(a)                                 The Company agrees to indemnify and hold harmless each Underwriter, each director, officer, employee, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendments or supplements thereto, any “road show” (as defined in Rule 433) not constituting a free writing prospectus or any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Shares and American Depositary Shares under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein which information is limited to the information set forth in Section 11(f).

(b)                                 The Selling Shareholders, severally and not jointly, agree to indemnify and hold harmless each Underwriter, its director, officer, employee, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendments or supplements thereto, any “road show” (as defined in Rule 433) not constituting a free writing prospectus or any Blue Sky Application, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein which information is limited to the information set forth in Section 11(i); provided that the Selling Shareholders will only be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon untrue statements or omissions made in reliance upon information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto; provided, however, that with respect to any amount due an indemnified person under this paragraph (b), each Selling Shareholder shall be liable only to the extent of the aggregate proceeds received after underwriting commissions and discounts, but before expenses, by such Selling Shareholder from the sale of such Selling Shareholder’s Shares (with respect to each Selling Shareholder, such amount being referred to herein as such Selling Shareholder’s “Net Proceeds”).

(c)                                  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus or any amendment or supplement thereto, any “road show” (as defined in Rule 433) not constituting a free writing prospectus or any Blue Sky Application, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives by or on behalf of the Underwriter expressly for inclusion therein, which information is limited to the information set forth in Section 11(f).

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(b) , 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (d) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (e) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. International plc.  In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company.  In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by such Selling Shareholders or the person named as attorney-in-fact for the Selling Shareholders under the Power of Attorney.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)                                 To the extent the indemnification provided for in Section 11(b), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares.  The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.  The liability of each Selling Shareholder under the contribution agreement contained in this paragraph is several and shall be limited to an amount equal to the Net Proceeds received by such Selling Shareholder. The obligations of the Selling Shareholders in this Section 11(d) to contribute are several in proportion to their Net Proceeds and not joint.

(e)                                  The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)                                   The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

(g)                                  The Underwriters severally confirm and the Sellers acknowledge and agree that the (i) the last sentence of the second paragraph; (ii) the concession per ADS amount set forth in the third paragraph; and (iii) the eighth, seventeenth, twentieth and twenty-first paragraphs, in each case appearing under the caption “Underwriting” in, and the statements regarding delivery of shares by the Underwriters set forth on the cover page of, the Preliminary Prospectus dated March 22, 2013, and the Prospectus constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any other issuer free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus or any amendment or supplement thereto.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Selling Shareholders may otherwise have among themselves for indemnification and contribution in connection with the registration of the Shares.

12.                                         Termination.  The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile

Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the PRC or the Cayman Islands shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or PRC or Cayman Islands authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis or a material adverse change in general economic, political or financial conditions that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13.                                         Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders.  In any such case either the Representatives or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing

Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14.                                         Submission to Jurisdiction; Appointment of Agent for Service.  (a) Each of the Sellers irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in the Borough of Manhattan in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement or the offering of the Shares or the American Depositary Shares.  Each of the Company and Selling Shareholders irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.  To the extent that any Seller has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each of the Sellers irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)                                 Each of the Sellers hereby irrevocably appoints Law Debenture Corporate Services Inc., with offices at 400 Madison Avenue, 4th Floor, New York, New York 10017, the United States of America, as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any manner permitted by applicable laws in any such suit, action or proceeding may be made upon it at the office of such agent. Each of the Sellers waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto.  Each of the Sellers represents and warrants that such agent has agreed to act as its agent for service of process, and each of the Sellers agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

15.                                         Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of each of the Sellers with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, each of the Sellers agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company or such Selling Shareholder, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

16.                                         Foreign Taxes.  All payments made by the Company and each Selling Shareholder under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Cayman Islands, the PRC, Hong Kong or any political subdivision or any taxing authority thereof or therein unless the Company or such Selling Shareholder is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges.  In such event, the Company or such Selling Shareholder, severally and not jointly, will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Underwriter and each person controlling any Underwriter, as the case may be,  of the amounts that would otherwise have been receivable in respect thereof, except to the extent such taxes, duties, assessments or other governmental charges are imposed or levied by reason of taxes that would not have been imposed but for such Underwriter’s having been being a resident of the jurisdiction imposing such taxes or being or having been present or engaged in a trade or business therein (other than with respect to the receipt of payments under this Agreement) or having had a permanent establishment therein (other than a permanent establishment created under this Agreement). The Company represents that it is not carrying on business in the PRC and/or it is a tax resident of the Cayman Islands and no other jurisdictions for tax purposes.

17.                                         Research Analyst Independence.  The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions.  The Company and the Selling Shareholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Shareholders may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Selling Shareholders by such Underwriters’ investment banking divisions.  The Company and the Selling Shareholders acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

18.                                         Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)  The Sellers acknowledge that in connection with the offering of the Shares:  (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Sellers or any other person, (ii) the Underwriters owe the Sellers only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Sellers.  The Sellers waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

19.                                         Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

20.                                         Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

21.                                         Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

22.                                         Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives at:

Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010, Attention: Legal & Compliance Department — Investment Banking Division;

Morgan Stanley & Co. International plc, 25 Cabot Square, Canary Wharf, London E14 4QA, United Kingdom, Attention: Head of Capital Markets, with a copy to the Legal Department;

Barclays Capital Inc. 745 Seventh Avenue, New York, NY, 10019, United States, Attention: Syndicate Registration;

if to the Company shall be delivered, mailed or sent to RDA Microelectronics, Inc., Suite 302, Building 2, 690 Bibo Road, Pudong District, Shanghai 201203, People’s Republic of China, Attention: Chief Financial Officer;

and if to the Selling Shareholders shall be delivered, mailed or sent to the addresses set forth on Schedule II hereto.

23.                                         Parties at Interest.  The Agreement set forth has been and is made solely for the benefit of the Underwriters, the Company, the Selling Shareholders and to the extent provided in Section 11 hereof the controlling persons, partners, directors and officers referred to in such sections and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any rights under or by virtue of this Agreement.

24.                                         Successors and Assigns.  This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Selling Shareholders contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 11(c) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 24, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

25.                                         Survival.  The respective indemnities, representations, warranties and agreements of the Company, the Selling Shareholders and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

26.                                         Partial Unenforceability.  The invalidity or unenforceability of any section, subsection, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, subsection, paragraph or provision hereof. If any section, subsection, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

27.                                         Amendments.  This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

28.                                         Sophisticated Parties.  Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 11, and is fully informed regarding said provisions.

Very truly yours,

RDA MICROELECTRONICS, INC.

By:
Name:
Title:

The Selling Shareholders named in Schedule II hereto

WARBURG PINCUS PRIVATE EQUITY VIII, L.P. By: Warburg Pincus Partners LLC, its General Partner By: Warburg Pincus & Co., its Managing Member

By:
Name:
	Title:	Partner

WARBURG PINCUS NETHERLANDS PRIVATE EQUITY VIII I, C.V. By: Warburg Pincus Partners LLC, its General Partner By: Warburg Pincus & Co., its Managing Member

By:
Name:
	Title:	Partner

WP-WPVIII INVESTORS, L.P. By: WP-WPVIII Investors LLC, its General Partner By: Warburg Pincus Partners LLC, its Sole Member By: Warburg Pincus & Co., its Managing Member

By:
Name:
	Title:	Partner

WARBURG PINCUS INTERNATIONAL PARTNERS, L.P. By: Warburg Pincus Partners LLC, its General Partner By: Warburg Pincus & Co., its Managing Member

By:
Name:
	Title:	Partner

WARBURG PINCUS NETHERLANDS INTERNATIONAL PARTNERS I, C.V. By: Warburg Pincus Partners LLC, its General Partner By: Warburg Pincus & Co., its Managing Member

By:
Name:
	Title:	Partner

WP-WPIP INVESTORS L.P. By: WP-WPIP Investors LLC, its General Partner By: Warburg Pincus Partners LLC, its Sole Member By: Warburg Pincus & Co., its Managing Member

By:
Name:
	Title:	Partner

By:
Attorney-in-Fact of Jun Chen, as the Selling Shareholder

Accepted as of the date hereof

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	Credit Suisse Securities (USA) LLC

By:
Name:
Title:

By:	Morgan Stanley & Co. International plc

By:
Name:
Title:

By:	Barclays Capital Inc.

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased		Maximum Number of Additional Shares To Be Purchased
Credit Suisse Securities (USA) LLC	[•	]	[•	]
Morgan Stanley & Co. International plc	[•	]	[•	]
Barclays Capital Inc.	[•	]	[•	]
Needham & Company, LLC	[•	]	[•	]
B. Riley & Co., LLC	[•	]	[•	]
Total:	[•	]	[•	]

I-1

SCHEDULE II

Name and Address of Selling Shareholders	Number of Firm Shares To Be Sold

Warburg Pincus Private Equity VIII, L.P. 50 Lexington Avenue New York, NY 10017 USA	[•	]

Warburg Pincus Netherlands Private Equity VIII I, C.V. 50 Lexington Avenue New York, NY 10017 USA	[•	]

WP-WPVIII Investors, L.P. (as successor in interest to Warburg Pincus Germany Private Equity VIII, K.G.) 50 Lexington Avenue New York, NY 10017 USA	[•	]

Warburg Pincus International Partners, L.P. 50 Lexington Avenue New York, NY 10017 USA	[•	]

Warburg Pincus Netherlands International Partners I, C.V. 50 Lexington Avenue New York, NY 10017 USA	[•	]

WP-WPIP Investors L.P. (as successor in interest to Warburg Pincus Germany International Partners, K.G.) 50 Lexington Avenue New York, NY 10017 USA	[•	]

The above entities are collectively referred to as “Warburg Pincus Entities”, in total	[•	]

Jun Chen	[•	]

II-1

[Address]

Total	[•	]

II-2

SCHEDULE II-B

Number of Firm Shares To Be Sold
Seller	To Credit Suisse Securities (USA) LLC		To Morgan Stanley & Co. International plc		To Barclays Capital Inc.		To Needham & Company, LLC		To B. Riley & Co., LLC		Total
Company	[•	]	[•	]	[•	]	[•	]	[•	]	[•	]
Warburg Pincus Private Equity VIII, L.P.	[•	]	[•	]	[•	]	[•	]	[•	]	[•	]
Warburg Pincus Netherlands Private Equity VIII I, C.V.	[•	]	[•	]	[•	]	[•	]	[•	]	[•	]
WP-WPVIII Investors, L.P.	[•	]	[•	]	[•	]	[•	]	[•	]	[•	]
Warburg Pincus International Partners, L.P.	[•	]	[•	]	[•	]	[•	]	[•	]	[•	]
Warburg Pincus Netherlands International Partners I, C.V.	[•	]	[•	]	[•	]	[•	]	[•	]	[•	]
WP-WPIP Investors L.P.	[•	]	[•	]	[•	]	[•	]	[•	]	[•	]
Jun Chen	[•	]	[•	]	[•	]	[•	]	[•	]	[•	]
Total	[•	]	[•	]	[•	]	[•	]	[•	]	[•	]

II-B-1

SCHEDULE III

Time of Sale Prospectus

1.                                      Preliminary Prospectus dated March 22, 2013

2.                                      The free writing prospectus dated March 26, 2013 filed by the Company under Rule 433(d) of the Security Act (relating to amendments to the Underwriting section)

3.                                      Final Term Sheet attached hereto as Exhibit K

III-1

SCHEDULE IV

SUBSIDIARIES

RDA Microelectronics (BVI), Inc.

RDA International, Inc.

RDA Technologies Limited.

RDA Microelectronics (Shanghai) Co., Ltd.

RDA Microelectronics (Beijing) Co., Ltd.

RDA Microelectronics Technology (Shanghai) Co., Ltd.

IV-1

SCHEDULE V

LIST OF LOCKED-UP PARTIES

V-1

EXHIBIT A

FORM OF LOCK-UP LETTER

, 2013

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Morgan Stanley & Co. International plc
25 Cabot Square, Canary Wharf
London E14 4QA
United Kingdom

Dear Ladies and Gentlemen:

The undersigned understands that Credit Suisse Securities (USA) LLC (“Credit Suisse”) and Morgan Stanley & Co. International plc (“Morgan Stanley”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with RDA Microelectronics, Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), and the selling shareholders named therein, providing for the public offering (the “Public Offering”) by the several Underwriters, including Credit Suisse and Morgan Stanley (the “Underwriters”), of a certain number of ordinary shares, par value $0.001 per share, of the Company (the “Ordinary Shares”) in the form of American Depositary Shares (“ADSs”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Credit Suisse and Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or

Exhibit A-1

dispose of, directly or indirectly, any Ordinary Shares or ADSs beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares or ADSs, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares or ADSs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares, ADSs or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (a) the Ordinary Shares represented by the ADSs to be sold by the undersigned pursuant to the Underwriting Agreement, if any, (b) the exercise of any of the undersigned’s rights to acquire Ordinary Shares upon the exercise of options that were granted under the 2005 Share Option Scheme or the 2009 Share Incentive Plan and outstanding on the date of the Prospectus; (c) transfers of Ordinary Shares or any security convertible into Ordinary Shares (i) to an immediate family member or a trust formed for the direct or indirect benefit of an immediate family member, (ii) as a bona fide gift, or (iii) through will or intestacy; (d) transfers or distributions of Ordinary Shares to affiliates, limited partners, members, or shareholders of the undersigned, provided that in the case of clauses (c) and (d), each transferee, donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter; (e) Ordinary Shares sold or tendered to the Company or withheld by the Company for tax withholding purposes in connection with the vesting of equity awards that are subject to a taxable event upon vesting; or (f) the establishment of a trading plan pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, for the transfer of ADSs or Ordinary Shares, provided that such plan does not provide for the transfer of ADSs or Ordinary Shares during the 90-day restricted period.  In addition, the undersigned agrees that, without the prior written consent of Credit Suisse and Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to the registration of any Ordinary Shares, ADSs or any security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares or ADSs except in compliance with the foregoing restrictions.

If:

(1)                   during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

Exhibit A - 2

(2)                   prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the initial restricted period and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial restricted period unless the undersigned requests and receives prior written confirmation from the Company, Credit Suisse or Morgan Stanley that the restrictions imposed by this agreement have expired.

The undersigned understands that, if the Underwriting Agreement is not executed within two months of the date of this letter, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs to be sold thereunder, the undersigned shall be released from all obligations under this letter. The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.   Notwithstanding anything to the contrary contained herein, this agreement will terminate and the undersigned will be released from all of its obligations hereunder on May 31, 2013 if the Public Offering shall not have occurred on or before such date.

Very truly yours,

Exhibit A - 3

(Name)

(Address)

Exhibit A - 4

EXHIBIT B

OPINION OF ORRICK HERRINGTON & SUTCLIFFE LLP, AS U.S. COUNSEL FOR CERTAIN WARBURG PINCUS ENTITIES

Exhibit B - 1

EXHIBIT C

OPINION OF STIBBE N.V., AS DUTCH COUNSEL FOR CERTAIN WARBURG PINCUS ENTITIES

Exhibit C - 1

EXHIBIT D

OPINION OF SKADDEN ARPS, SLATE, MEAGHER & FLOM LLP, AS US COUNSEL FOR THE COMPANY

Exhibit D - 1

EXHIBIT E

OPINION OF CONVERS DILL & PEARMAN, AS CAYMAN ISLANDS COUNSEL FOR THE COMPANY

Exhibit E - 1

EXHIBIT F

OPINION OF CONVERS DILL & PEARMAN, AS BRITISH VIRGIN ISLANDS COUNSEL FOR THE COMPANY

Exhibit F - 1

EXHIBIT G

OPINION OF JUN HE LAW OFFICES, AS PRC COUNSEL FOR THE COMPANY

Exhibit G - 1

EXHIBIT H

OPINION OF SKADDEN ARPS, SLATE, MEAGHER & FLOM, AS HONG KONG COUNSEL FOR THE COMPANY

Exhibit H - 1

EXHIBIT I

OPINION OF COMMERCE & FINANCE LAW OFFICES, AS PRC COUNSEL FOR THE UNDERWRITERS

Exhibit I - 1

EXHIBIT J

OPINION OF PATTERSON BELKNAP WEBB & TYLER LLP, AS COUNSEL FOR THE DEPOSITARY

Exhibit J - 1

EXHIBIT K

FINAL TERM SHEET

RDA Microelectronics, Inc.

[•] American Depositary Shares (“ADSs”) Representing [•]  Ordinary Shares, Par Value $0.01 Per Share

Issuer:	RDA Microelectronics, Inc.

Symbol:	RDA (Nasdaq)

Size:	$[•] ([•] ADSs)

ADSs offered by the Issuer:	[•] ADSs

ADSs offered by the Selling Shareholders:	[•] ADSs

Over-allotment option from certain Selling Shareholders:	[•] ADSs

Price to public:	$[•] per ADS

Trade date:	March [•], 2013

Closing date:	April [•], 2013

CUSIP No.:	749394 102

Underwriters:	Credit Suisse Securities (USA) LLC Morgan Stanley & Co. International plc Barclays Capital Inc. Needham & Company, LLC B. Riley & Co., LLC

The American Depositary Shares each representing six Ordinary Shares will be issued pursuant to an effective registration statement that has been previously filed with the Securities and Exchange Commission.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there by any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

A copy of the preliminary prospectus relating to the offering may be obtained by contacting Credit Suisse Securities (USA) LLC toll-free at 1-800-221-1037 or Morgan Stanley & Co. International plc toll-free at 1-866-718-1649 (calling these numbers is not toll-free outside the United States).

Exhibit K - 1